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                                                                                                                  Exhibit (a)(1)(D)


                                                            Modem Media


                                                 OPTIONEE ACTIVITY [Option Holder]


                                           All Types - All Plans, All Grants, As of [Day], [Date]

Option Holder                                                             Subject    Expired
     Name        Grant         Grant                                        to         or                   Outstanding  Outstanding
Plan/Next Vest     No.   Type   Date  Shares  Price  Vested  Exercised  Repurchase  Cancelled  Outstanding  Un-Vested    Exercisable
---------------  ------  ----  -----  ------  -----  ------  ---------  ----------  ---------  -----------  -----------  -----------
[Option Holder]
[Tax I.D. No.]
[Address]


[Plan Name/
Next Vesting Date]






                       Totals for [Option Holder]:
------------------------------------------------------------------------------------------------------------------------------------

If your employment is terminated, Outstanding Un-Vested shares as of the date of termination are automatically cancelled. If you have more than one grant, numbers in brackets represent Weighted Average Price per Share.

>> Prices and Shares restated to account for the following Split in Common:

         Date: 3/01/00        Ratio: 2 for 1            Cumulative Ratio: 2.000000000

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